                           [FIRST CHICAGO LETTERHEAD]    Exhibit 19(a)

                             FLEETWOOD CREDIT CORP.
                            FCC 1996-A GRANTOR TRUST
            $147,206,091.15 6.75% ASSET BACKED CERTIFICATES Class A
             $5,339,081.03 6.95% ASSET BACKED CERTIFICATES Class B
                                                     May 15, 1996

On May 15, 1996, interest earned and principal paid on the underlying collateral for the month of April, 1996 were paid to you by First Chicago, in its capacity as Trustee for the above referenced issue. The following information is being provided pursuant to section 14.10 of the Standard Terms and Conditions of Agreement Dated April 1, 1996. This payment per $1,000 or original issuance of your holdings is allocated as follows:

                                                                               CLASS A               CLASS B
                                                                               -------               -------
1)       Principal Distributable                                             33.698125             33.698125

2)       Interest Distributable                                               5.625000              5.791667

3)       Fees Paid to Servicer                                              122,671.75              4,449.23
         Per certificate                                                      0.833333              0.833333

4)       a)   Pool Balance after this payment                           142,245,521.88          5,159,164.01
         b)   Pool Factor                                                    0.9663019             0.9663019

5)       Proceeds received during the period
         from physical damage insurance                                                                 0.00

6)       a)   Reserve Fund Balance                                                              2,505,440.56
         b)   % of Pool Balance                                                                         1.70%

7)       Servicer Letter of Credit Amount (L.C. Terminated 2/95)                                          N/A
              % of Pool Balance                                                                           N/A

8)       Proceeds received during the period from dealer
         repurchase obligations related to defaulted
         receivables                                                                                     0.00

9)       a)   Aggregate amount of Paid-Ahead Receivables                                                  N/A
         b)   Aggregate amount of Unreimbursed Advances
               with respect to Paid-Ahead Receivables                                                     N/A
         c)   Change from Previous Month                                                                  N/A

10)      Aggregate unreimbursed Advances
              Prior Month                                                                          752,068.34
              Change from Previous Month                                                           (28,585.82)
              This Month                                                                            723,482.52
11)      Certificate Balance                                              142,245,521.88          5,159,164.01

12)      Class A Principal Carryover Shortfall                                                            0.00
                   Change from preceding period                                                           0.00
         Class A Interest Carryover Shortfall                                                             0.00
                   Change from preceding period                                                           0.00

         Class B Principal Carryover Shortfall                                                            0.00
                   Change from preceding period                                                           0.00
         Class B Interest Carryover Shortfall                                                             0.00
                   Change from preceding period                                                           0.00

13)      Realized Losses                                                                                  0.00
                   Change from preceding period                                                           0.00

14)      Amount due Class B but paid to Class A (subordination)                                           0.00

Class A CUSIP NO. 339083 AA5            The First National Bank of Chicago
Class B CUSIP NO. 339083 AB3            as Trustee